                                                                   Exhibit 99(s)

                        Consent of John D. Engelbrecht

     The undersigned hereby consents to being named in this Registration Statement as a person who will become a director of Vectren Corporation.



                                           /s/ John D. Engelbrecht

Dated November 9, 1999